AGREEMENT

THIS AGREEMENT (the "Agreement") made as of June 30, 2014, by and among TMIX DARLING HARBOUR PTY LTD (ACN 152 745 670) ("Darling Harbour"), CHANTICLEER HOLDINGS, INC., a Delaware corporation ("Chanticleer") and FLORIDA MEZZANINE FUND, LLLP, a Florida limited liability limited partnership ("Florida Mezz").

RECITALS

WHEREAS, Florida Mezz is the lender to Darling Harbour pursuant to that certain Facility Agreement, as amended by that certain First Deed of Amendment – Facility Agreement dated February 14, 2012, and as further amended by that certain Second Deed of Amendment - Facility Agreement dated August 31, 2012, that certain Fixed and Floating Charge Agreement, and other loan documentation (together, the “Loan Documents”) dated January 27, 2012 evidencing a loan (the “Obligation”) with the current principal balance of $5,000,000;

WHEREAS, Chanticleer has agreed to assume and agrees to pay the Obligation evidenced by the Loan Documents in accordance with the terms and conditions set forth below; and

WHEREAS, Florida Mezz has agreed to release certain collateral and warrants it had previously received pursuant to the Facility Agreement; and

WHEREAS, Darling Harbour and its affiliates have agreed to sell and convey certain assets to Chanticleer or its subsidiaries as more particularly described herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Chanticleer will assume and agree to pay the Obligation as set forth in the Loan Documents as such Loan Documents may be modified in the manner contemplated below and Chanticleer will execute and deliver to Florida Mezz the assumption agreement in the form set forth on Exhibit “A” attached hereto.

2.            Chanticleer will secure the Obligation by a pledge of its business assets including, but not limited to, all Accounts, Documents, Instruments, General Intangibles, Chattel Paper, Equipment, Inventory, Personal Property, Intellectual Property, and all other business assets of Chanticleer, wherever located and whether now owned by Chanticleer or hereafter acquired, and the parts, proceeds, products, profits, replacements, and substitutions of each, as the case may be, as each are defined in the Uniform Commercial Code in effect in Delaware from time to time (the “Assets”). The pledge will be subordinate to a line of credit up to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) with Paragon Bank (the “Paragon Security Interest”) and secured convertible notes held by a consortium of investors totaling Three Million Dollars ($3,000,000) (the “Note Holder Security Interest”). The Paragon Security Interest includes all of Chanticleer’s Assets, whereas the Note Holder Security Interest includes only the Nottingham, England Hooters restaurant location. Chanticleer will execute and deliver a security agreement in form and content as set forth on Exhibit “B” attached hereto.

3.            Florida Mezz will release its lien on the collateral granted to it pursuant to the Fixed and Floating Charge Agreement with Darling Harbour dated January 27, 2012. Florida Mezz will execute and deliver to Darling Harbour the release in the form attached hereto as Exhibit “C” attached hereto. Florida Mezz will also release and terminate its right to receive any warrants from entities currently controlled by Morney Schlebusch or his affiliates.

4.            Chanticleer agrees to make principal payments on the Obligation in the amount equal to or greater than $2,000,000 on or before December 31, 2014, $2,000,000 on or before June 30, 2015 and all remaining outstanding principal together with interest and other fees and charges owing on or before December 31, 2015 (“Principal Payment Obligation”). In addition, Chanticleer will make principal payments on the Obligation in the amount of: (a) all asset sales not in the ordinary course of business by Chanticleer or its subsidiaries, and (b) all proceeds from subsequent borrowed funds and all proceeds from the sale of securities of Chanticleer in excess of Three Million Dollars ($3,000,000) in the aggregate, including any S-1 offerings. Payments made pursuant to paragraph 4(a) and 4(b) shall be credited toward the Principal Payment Obligation set forth above.

5.            Chanticleer will issue to Florida Mezz warrants in the form attached hereto as Exhibit “D.”

6.          Closing on this Agreement is conditioned upon Chanticleer or its subsidiaries receiving not less than 60% interest in TMIX Management Australia Pty Ltd., Hooters Australia Pty. Ltd., Hoot Campbelltown Pty Ltd., Hoot Parramatta Pty. Ltd., and Hoot Penrith Pty. Ltd. as well as rights to 100% of the gaming revenue from gaming licenses relating to Darling Harbour.

7.            Nothing in this Agreement or its conditions are considered a violation or breach of the Loan Documents or a Triggering Event as defined in the Loan Documents. Any claim of violation or breach as related to any terms herein or any conditions to closing is hereby waived by Florida Mezz.

8.            Chanticleer consents to the release by Florida Mezz of its lien on collateral granted pursuant to the Fixed and Floating Charges Agreement with Darling Harbour and acknowledges that such release will not impair or affect the assumption by Chanticleer of the Obligation. Chanticleer acknowledges that it is a primary obligor of the Obligation and Florida Mezz may seek payment directly from Chanticleer without pursuing collection from any collateral or against any other obligor.

9.            Closing shall occur on or before June 30, 2014. Closing shall occur by mail and exchange of documents.

10.          A facsimile, portable document format (pdf), or other reproduction of this Agreement may be executed by the parties (in counterparts or otherwise) and shall be considered valid, binding and effective for all purposes. At the request of any party, the parties hereto agree to execute an original of this Agreement as well as any facsimile, telescope or other reproduction. This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

11.          In the event of a dispute arising under this Agreement, whether or not a lawsuit or other proceeding is filed, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including attorneys’ fees and coss incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs. The reasonable costs to which the prevailing party is entitled shall include costs that are taxable under any applicable statute, rule, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

12.          All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

13.         This Agreement shall be construed fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference drawn against the party drafting this Agreement in interpreting the provisions hereof. Use of the neuter gender shall be deemed to include the masculine and feminine, as the context requires and vice versa. All pronouns and any variations of same shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons may require.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

FLORIDA MEZZANINE FUND, LLLP,
a Florida limited liability limited partnership

By:	Gator Fund Partners, LLC,
a Florida limited liability company,
General Partner

	By:	/s/ Seth D. Ellis
	Name:	Seth D. Ellis
	Title:	Manager

TMIX DARLING HARBOUR PTY LTD (ACN 152 745 670)

By:	/s/ Morney Schlebusch
Name:	Morney Schlebusch
Title:	Manager

CHANTICLEER HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	President/ CEO

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Assumption Agreement”), by and between CHANTICLEER HOLDINGS, INC., a Delaware corporation (“Chanticleer”) and FLORIDA MEZZANINE FUND, LLLP, a Florida limited liability limited partnership ("Florida Mezz") is dated and effective as of July 1, 2014 (the “Effective Date”).

WHEREAS, Florida Mezz is the lender to TMIX DARLING HARBOUR PTY LTD (ACN 152 745 670) (“Darling Harbour”) pursuant to that certain Facility Agreement, as amended by that certain First Deed of Amendment – Facility Agreement dated February 14, 2012, and as further amended by that certain Second Deed of Amendment Facility Agreement dated August 31, 2012, that certain Fixed and Floating Charge Agreement, and other loan documentation (together, the “Loan Documents”) dated January 27, 2012 evidencing a loan (the “Obligation”) with the current principal balance of $5,000,000;

WHEREAS, Chanticleer has agreed to assume and agrees to pay the Obligation evidenced by the Loan Documents in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Darling Harbour and Chanticleer agree as follows:

1.          Assumption of Obligations. Chanticleer does hereby assumes and agrees to pay all of the Obligations of Darling Harbour under the Loan Documents.

2.          Principal Payments. Chanticleer agrees to make principal payments on the Obligation in the amount equal to or greater than $2,000,000 on or before December 31, 2014, $2,000,000 on or before June 30, 2015 and all remaining outstanding principal together with interest and other fees and charges owing on or before December 31, 2015 (“Principal Payment Obligation”). In addition, Chanticleer will make principal payments on the Obligation in the amount of: (a) all asset sales not in the ordinary course of business by Chanticleer or its subsidiaries, and (b) all proceeds from subsequent borrowed funds and all proceeds from the sale of securities of Chanticleer in excess of Three Million Dollars ($3,000,000) in the aggregate, including any S-1 offerings. Payments made pursuant to paragraph 2(a) and 2(b) shall be credited toward the Principal Payment Obligation set forth above.

3.          Release of Collateral; Primary Obligor. Chanticleer consents to the release by Florida Mezz of its lien on collateral granted pursuant to the Fixed and Floating Charges Agreement with Darling Harbour and acknowledges that such release will not impair or affect the assumption by Chanticleer of the Obligation. Chanticleer acknowledges that it is a primary obligor of the Obligation and Florida Mezz may seek payment directly from Chanticleer without pursuing collection from any collateral or against any other obligor.

4.          Authority and Counterparts. Each signatory to this Assumption Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which signatory is acting. A facsimile, portable document format (pdf), or other reproduction of this Assumption Agreement may be executed by the parties (in counterparts or otherwise) and shall be considered valid, binding and effective for all purposes. At the request of any party, the parties hereto agree to execute an original of this Assumption Agreement as well as any facsimile, telescope or other reproduction. This Assumption Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

5.          Successors and Assigns. The provisions of this Assumption Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Darling Harbour and Chanticleer.

6.          Waiver. Chanticleer waives all notice of acceptance of this Assumption Agreement and all presentment, demand, protest or notice of protest, demand or dishonor, non-payment or maturity of the Obligations.

7.          Attorneys’ Fees and Costs. In the event of a dispute arising under this Assumption Agreement, whether or not a lawsuit or other proceeding is filed, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including attorneys’ fees and costs incurred in litigating entitlement to attorneys’ fees and costs, as well as in determining or quantifying the amount of recoverable attorneys’ fees and costs. The reasonable costs to which the prevailing party is entitled shall include costs that are taxable under any applicable statute, rule, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

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IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the day and year first above written.

FLORIDA MEZZANINE FUND, LLLP,
a Florida limited liability limited partnership

By:	Gator Fund Partners, LLC,
a Florida limited liability company,
its General Partner

	By:	/s/ Seth D. Ellis
	Name:	Seth D. Ellis
	Title:	Manager

TMIX DARLING HARBOUR PTY LTD (ACN 152 745 670)

By:	/s/ Morney Schlebusch
Name:	Morney Schlebusch
Title:	Manager

CHANTICLEER HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	President / CEO

SECURITY AGREEMENT

1.          THE SECURITY. The undersigned, CHANTICLEER HOLDINGS, INC., a Delaware corporation (the "Company") hereby assigns and grants to FLORIDA MEZZANINE FUND, LLLP, a Florida limited liability limited partnership (the "Lender") a security interest in the following described property now owned or hereafter acquired by the Company ("Collateral") as security for the Indebtedness (as used herein, “Indebtedness” shall mean the obligation pursuant to that certain Facility Agreement, as amended by that certain First Deed of Amendment – Facility Agreement dated February 14, 2012, as further amended by that certain Second Deed of Amendment Facility Agreement dated August 31, 2012, that certain Fixed and Floating Charge Agreement, and other loan documentation (the “Loan Documents”), dated January 27, 2012 evidencing a loan with a current principal balance of $5,000,000):

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles.

(b) All inventory.

(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Company.

(d) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(e) All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems; and (vi) all equity interest in any subsidiaries. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(f) All negotiable and nonnegotiable documents of title covering any Collateral.

(g) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(h) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

(i) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").

2.          COMPANY'S COVENANTS. The Company represents, covenants and warrants that unless compliance is waived by the Lender in writing:

(a) The Company will properly preserve the Collateral; defend the Collateral against any adverse claims and demands other than Permitted Encumbrances; and keep accurate in all materials, respects, Books and Records.

(b) The Company will notify the Lender in writing prior to any change in the Company's name.

(c) Unless otherwise agreed, the Company has not granted and will not grant any security interest in any of the Collateral except to the Lender or in regard to a line of credit up to One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) with Paragon Bank, and a security interest in the Nottingham, England Hooters restaurant location in regard to secured convertible notes held by a consortium of investors (the “Note Holders”) for Three Million Dollars ($3,000,000), and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Lender and that of Paragon Bank and the Note Holders without the prior written consent of the Lender.

(d) The Company shall pay all costs necessary to preserve, defend, enforce and collect the Collateral unless contested in good faith, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Lender’s security interest (collectively, the “Collateral Costs”). Without waiving the Company's default for failure to make any such payment, the Lender at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Company agrees to reimburse the Lender on demand for any Collateral Costs so incurred.

3.          DEFAULTS. If default be made in the payment of any of the Indebtedness or in the terms and conditions of the Loan Documents or this Security Agreement, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible with notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Delaware. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

4.          LENDER'S REMEDIES AFTER DEFAULT. Upon the occurrence and continuation of an Event of Default, the Lender may do any one or more of the following, to the extent permitted by law:

(a) Declare any Indebtedness immediately due and payable, with notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code of the State of Delaware and any other applicable law.

(c) Require the Company to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Lender in kind.

(d) Require the Company to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Lender's exclusive control.

(e) Require the Company to assemble the Collateral, including the Books and Records, and make them available to the Lender at a place designated by the Lender.

(f) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Company's equipment, if the Lender deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(g) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Company irrevocably authorizes the Lender to endorse or sign the Company's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Company and remove therefrom any payments and proceeds of the Collateral.

(h) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all with prior notice to the Company.

(i) Use or transfer any of the Company's rights and interests in any Intellectual Property now owned or hereafter acquired by the Company, if the Lender deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Company agrees that any such use or transfer shall be without any additional consideration to the Company. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Company has any right or interest, whether by ownership, license, contract or otherwise.

(j) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Company hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(k) Take such measures as the Lender may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Company hereby irrevocably constitutes and appoints the Lender as the Company's attorney-in-fact to perform all acts and execute all documents in connection therewith.

(l) Exercise any other remedies available to the Lender at law or in equity.

5.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RESTATEMENT, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENT RELATING TO THE SECURITIES ISSUED HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.         MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Lender to enforce any provision shall not preclude the Lender from enforcing any such provision thereafter.

(b) The Company shall, at the request of the Lender, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Lender may reasonably deem necessary and authorizes Lender to file financing statements to perfect its lien.

(c) This Agreement is governed by and shall be interpreted according to federal law and the laws of Delaware. Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Company.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) All terms not defined herein are used as set forth in the Uniform Commercial Code of the State of Delaware.

(f) In the event of any action by the Lender to enforce this Agreement or to protect the security interest of the Lender in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Company agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys' fees to the extent permitted by law.

(g) In the event the Lender seeks to take possession of any or all of the Collateral by judicial process, the Company hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(h) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Lender and the Company shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(i) The Lender's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Lender of any of the Indebtedness or the Collateral, the Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Lender shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Company if more than one are joint and several and all shall be binding upon the successors and assigns of the Company.

7.          FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (B) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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Dated: As of June 30, 2014.

CHANTICLEER HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	President / CEO